UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2007

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K that YRC Worldwide Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on August 22, 2007 (the “Original 8-K”) to correct the date of the announcement that the Company reported in Item 5.02 of the Original 8-K from January 20, 2007 to August 20, 2007. No other changes are being made to the Original 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2007, the Company announced that Stephen Bruffett will replace Don Barger as Executive Vice President and Chief Financial Officer, effective September 1, 2007. Mr. Barger will remain with the Company in an advisory capacity until his retirement in the beginning of 2008.

Mr. Bruffett, 43, has been Senior Vice President – Sales and Marketing for YRC National Transportation since January 2007. Prior to that, Mr. Bruffett was Vice President and Treasurer of the Company from April 2001 to December 2003, Senior Vice President – Corporate Development and Investor Relations of the Company from December 2003 to October 2005, Senior Vice President – Field Operations and Sales of Yellow Transportation, Inc. from October 2005 to May 2006 and Senior Vice President – Sales and Marketing of Yellow Transportation, Inc. from May 2006 to January 2007.

Mr. Bruffett will continue to participate in the Company’s Long-Term Incentive Plan and the Company’s Annual Incentive Bonus Program and will continue to be a party to an Executive Severance Agreement and an Indemnification Agreement. The Long-Term Incentive Plan and the forms of Executive Severance Agreement and Indemnification Agreement were filed as Exhibits 10.1, 10.4 and 10.5, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2007. The Annual Incentive Bonus Program was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2007.

A copy of the press release making this announcement is included with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated August 20, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: August 22, 2007	By:	/s/ Daniel J. Churay
Daniel J. Churay Executive Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated August 20, 2007.

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